UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2011

INDIA GLOBALIZATION CAPITAL, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-32830	20-2760393
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4336 Montgomery Ave., Bethesda, Maryland   20814
(Address of principal executive offices)  (Zip Code)

(301) 983-0998
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.  Completion of Acquisition or Disposition of Assets

On December 30, 2011 (the “Closing Date”), India Globalization Capital, Inc. (“IGC” or the “Company”) closed on the acquisition of all of the issued and outstanding shares of capital stock of H&F Ironman Limited, a Hong Kong company (“HK Ironman”) and the 95% owner of H&F Venture Trade Ltd. aka Linxi HeFei Economic and Trade Co. aka Linxi H&F Economic and Trade Co. (“PRC Ironman”) (the “Acquisition”).  The purchase price for the Acquisition consisted of 31,500,000 shares of common stock of IGC issued to HK Ironman shareholders plus and an amount of $1 million to be paid to HK Ironman stockholders within 30 days of the Closing Date and on satisfaction of the post-closing conditions.  In addition, the consideration under the Stock Purchase Agreement includes certain contingent payments by IGC to HK Ironman stockholders, as follows (i) $1.5 million in cash or stock, which is contingent on IGC achieving earnings growth of at least 30% from the previous year’s closing audit (i.e., March 31, 2011); and (ii) $1.5 million in cash or stock, which is contingent on IGC achieving earnings growth of at least 30% from the previous year’s closing audit (i.e., March 31, 2012).  If either of the foregoing annual targets were missed, there would still be a payout of $3 million provided IGC achieves a cumulative earnings growth of 69% between fiscal years 2011 and 2013.

The terms and conditions of the Acquisition were set forth in the Stock Purchase Agreement, as previously reported on October 19, 2011, on a Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”).  The issuance of the 31,500,000 shares of common stock in connection with the acquisition would cause the issuance of more than 20% of the Company’s pre-issuance outstanding shares.  Therefore, under NYSE Amex rules, the issuance of IGC common stock required stockholder approval prior to their issuance.

As previously reported on December 30, 2011, on a Current Report on Form 8-K, the Company’s shareholders approved the issuance of the 31,500,000 shares, among other proposals, at a special meeting of the stockholders.

The foregoing description of the Stock Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Stock Purchase Agreement, which is incorporated by reference to Annex A of the Definitive Proxy Statement of Form DEF 14A of India Globalization Capital, Inc., dated as of October 14, 2011 and filed with the Securities and Exchange Commission on December 9, 2011 (Commission File No.: 001-32830)).

Item 3.02.  Unregistered Sales of Equity Securities

The information set forth in Item 2.01 above with respect to shares of IGC common stock issued pursuant to the Acquisition is incorporated into this Item 3.02 by reference.  These shares were issued in reliance upon exemptions from the registration requirements of the Securities Act of 1933, as amended, provided by (i) Section 4(2) thereof because the issuance did not involve a public offering, (ii) the status of the recipients of the purchasers as an “accredited investor” as defined in Regulation D and (iii) Regulation S because the offers and sales were made outside of the United States of America to non-“U.S. Persons” as defined in Regulation S under the Securities Act.

Item 9.01.   Financial Statements and Exhibits

(a)	Financial Statements of businesses acquired.

The financial statements of H&F Ironman Limited (“HK Ironman”) for the periods ended September 30, 2011 and March 31, 2011 and H&F Venture Trade Ltd. aka Linxi HeFei Economic and Trade Co. aka Linxi H&F Economic and Trade Co. (“PRC Ironman”) for the periods ended March 31, 2011 and March 31, 2010.

(b)	Pro forma financial information.

The unaudited pro forma condensed consolidated financial statements showing the effects of the Acquisition.

(d)	Exhibits.

 SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.

INDIA GLOBALIZATION CAPITAL, INC.

Date: January 6, 2012	By:	/s/ Ram Mukunda
Ram Mukunda
Chief Executive Officer and President

Exhibit Index

Exhibit No.	Description

2.1
Stock Purchase Agreement between India Globalization Capital, Inc. and all of the shareholders of HK Ironman dated October 14, 2011 (incorporated by reference to Annex A of the Form DEF 14A of India Globalization Capital, Inc., dated as of October 14, 2011 and filed with the Securities and Exchange Commission on December 9, 2011 (Commission File No.: 001-32830)).

23.1
Consent of Shanghai Zhonghua, Certified Public Accountants, independent auditor for H&F Ironman Limited (“HK Ironman”) and H&F Venture Trade Ltd. aka Linxi HeFei Economic and Trade Co. aka Linxi H&F Economic and Trade Co. (“PRC Ironman”).

99.1
H&F Ironman Limited (“HK Ironman”) and Subsidiaries Unaudited Consolidated Financial Statements as of September 30, 2011 (incorporated by reference to the Financial Statements in the Form DEF 14A of India Globalization Capital, Inc., filed with the Securities and Exchange Commission on December 9, 2011 (Commission File No.: 001-32830)).

99.2
H&F Ironman Limited (“HK Ironman”) and Subsidiaries Audited Consolidated Financial Statements as of March 31, 2011 (incorporated by reference to the Financial Statements in the Form DEF 14A of India Globalization Capital, Inc., filed with the Securities and Exchange Commission on December 9, 2011 (Commission File No.: 001-32830)).

99.3
H&F Venture Trade Ltd. aka Linxi HeFei Economic and Trade Co. aka Linxi H&F Economic and Trade Co. (“PRC Ironman”) Audited Condensed Financial Statements as of March 31 2011 and 2010 (incorporated by reference to the Financial Statements in the Form DEF 14A of India Globalization Capital, Inc., and filed with the Securities and Exchange Commission on December 9, 2011 (Commission File No.: 001-32830)).

99.4
Unaudited pro forma combined condensed consolidated financial statements of H&F Ironman Limited (“HK Ironman”) and H&F Venture Trade Ltd. aka Linxi HeFei Economic and Trade Co. aka Linxi H&F Economic and Trade Co. (“PRC Ironman”) (incorporated by reference to the Financial Statements in the Form DEF 14A of India Globalization Capital, Inc., and filed with the Securities and Exchange Commission on December 9, 2011 (Commission File No.: 001-32830)).